UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 6, 2010

NEUROKINE PHARMACEUTICALS INC.
(Exact name of registrant as specified in its charter)

British Columbia	333-161157	n/a
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1275 West 6th Avenue, Vancouver, British Columbia, Canada V6H 1A6
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (604) 805-7783

n/a
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02	Appointment of Certain Officers and Directors; Departure of Certain Officers and Directors

On December 6, 2010, Neurokine Pharmaceuticals Inc. (the “Company”, “we”, “us”) received a resignation from Judson Culter as our Chief Financial Officer and Principal Accounting Officer. Mr. Culter’s resignation was not the result of any disagreements with the Company regarding its operations, policies, practices or otherwise.

To fill the vacancy created by Mr. Culter’s resignation, we appointed Moira Ong as our Chief Financial Officer and Principal Accounting Officer.

There have been no transactions between our company and Ms. Ong since the company’s last fiscal year which would be required to be reported herein. There are no family relationships among our directors or executive officers.

Moira Ong

Ms. Ong, 36, has more than 10 years experience in public company accounting and audit reporting. From 2005 until 2010, Ms. Ong was the senior Manager at Grant Thornton, LLP in charge of completion of financial statements for Canadian publicly listed companies. From 2003 to 2005 she served as Financial Consultant for strategic Income Security Services. Ms. Ong was the manager of Banking and Securities at Deloitte & Touche LLP in New York from 2000 to 2003 and served as the Senior Accountant for Grant Thornton LLP from1996 to 2000. Ms. Ong obtained her CA designation in 1999 and her CFA designation in 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEUROKINE PHARMACEUTICALS INC.

/s/ Ahmad Doroudian
Ahmad Doroudian
President and Director
Date: December 7, 2010